                                                                     EXHIBIT 2.1


                           STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into
                                          ---------
as of October 16, 2000 by and among Somera Communications, Inc., a Delaware corporation ("Somera"), M.S.I. Communications, Inc., a New Jersey corporation
              ------
(the "Company"), and each of the Company shareholders, Vince Addesa, Jay Van
      -------
Orden, James Smith, and M.S.I. Communications, Inc. Employee Stock Ownership Plan (together, the "Shareholders").
                     ------------

                                   RECITALS

     A. The Boards of Directors of each of the Company and Somera believe it is in the best interests of each company and their respective shareholders that Somera acquire the Company through the purchase of all outstanding shares of the Company's capital stock (the "Acquisition") and, in furtherance thereof, have
                              -----------
approved the Acquisition.

     B. Pursuant to the Acquisition, among other things, all of the issued and outstanding shares of capital stock of the Company (the "Company Common Stock")
                                                         --------------------
shall be converted into the right to receive consideration consisting of cash and shares of common stock of Somera (the "Somera Common Stock").
                                           -------------------

     C. The Company, the Shareholders and Somera desire to make certain representations and warranties and other agreements in connection with the Acquisition.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and other agreements set forth herein, and for other good and valuable consideration, the parties to this Agreement, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                 THE PURCHASE AND SALE OF COMPANY COMMON STOCK

          1.1  The Acquisition. At the Effective Time (as defined in Section
               ---------------
1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the New Jersey Statutes (the "NJS"), Somera agrees to
                                                       ---
purchase from each of the Shareholders, and each of the Shareholders agrees to sell to Somera, the number of shares of Company Common Stock as set forth on
Section 2.2 of the Company Disclosure Schedule, for the consideration specified below in Section 1.6 below, and the Company shall continue as a wholly-owned subsidiary of Somera.

          1.2  Effective Time. Unless this Agreement is earlier terminated
               --------------
pursuant to Section 7.1, the closing of the Acquisition (the "Closing") will
                                                              -------
take place as promptly as practicable, but no later than October 16, 2000, following satisfaction or waiver of the conditions set forth in Article V, at the offices of M.S.I. Communications, Inc., located at 7 Waterloo Road, Stanhope, New Jersey, unless another place or time is agreed to in writing by Somera and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing
                                                                     -------
Date." At the Closing, (i) the Shareholders will deliver to Somera the various
----
certificates, instruments, and documents referred to in Section 5.3 herein, (ii) Somera will deliver to the Shareholders the various certificates, instruments, and documents referred to in Section 5.2 herein, (iii) each of the Shareholders will deliver to Somera stock transfer forms transferring title and ownership of the Company Common Stock to Somera, (iv) Somera will deliver to the Shareholders via check or wire transfer the Cash Consideration pursuant to Section 1.6 herein, and (v) the Stock Consideration, as defined in Section 1.6 hereof, will be delivered to the Escrow Agent. The full ownership and title to the Company Shares shall pass from the Shareholders to Somera at the Closing. The time of successful completion of each of (i) through (v) above will be referred to herein as the "Effective Time".
               --------------

          1.3  [INTENTIONALLY OMITTED]

          1.4  [INTENTIONALLY OMITTED]

          1.5  Directors and Officers of the Company.The directors and officers
               -------------------------------------
of the Company immediately after the Effective Time shall be as designated by Somera following the Effective Time.

          1.6  Acquisition Consideration; Effect on Capital Stock. The aggregate
               --------------------------------------------------
consideration (the "Acquisition Consideration") to be provided by Somera in
                    -------------------------
exchange for all outstanding Company Common Stock shall consist of cash in the amount of ten million dollars ($10,000,000) (the "Cash Consideration") and
                                                  ------------------
693,391 shares of Somera Common Stock (the "Stock Consideration") as determined
                                            -------------------
in accordance with the terms of this Agreement subject to adjustment as set forth in Section 1.13 below and subject to the provisions of Sections 1.8 and
Article VI hereof. Of this amount, (x) the Cash Consideration shall be payable on the Closing Date, subject to adjustment as set forth in Section 1.13 below (the "Closing Acquisition Consideration"), and (y) the Stock Consideration shall
      ---------------------------------
be payable pursuant to the escrow provisions of Section 1.8 and Article VI hereof (the "Contingent Acquisition Consideration"). Set forth on Exhibit B
             ------------------------------------                 ---------
hereto is a list of Shareholders with the respective amounts of Acquisition Consideration payable to each such Shareholder pursuant to this Agreement. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Acquisition and without any action on the part of the Company or the holders of any shares of the Company Common Stock, the following shall occur:

               (a)  Definitions.
                    -----------

                    (i)   Aggregate Common Number. The "Aggregate Common Number"
                          -----------------------       -----------------------
shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

                    (ii)  Proportionate Interest. A Shareholder's "Proportionate
                          ----------------------                   -------------
Interest," applicable to each holder of record of Company Common Stock as of
--------
immediately prior to the Effective Time, shall mean the quotient obtained by dividing (x) the total number of shares of Company Common Stock held of record by such Shareholder as of immediately prior to the Effective Time, by (y) the total number of shares of Company Common Stock outstanding as of immediately prior to the Effective Time.

                    (iii) "Somera Stock Price" shall mean $8.653125, being the
                           ------------------
average closing bid price for Somera Common Stock on the NASDAQ for the ten trading days immediately preceding the execution of this Agreement.

               (b)  Conversion of Company Common Stock. Subject to the escrow
                    ----------------------------------
provisions hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time will at the Effective Time be canceled and extinguished and converted automatically into the right to receive the following consideration:

                    (i) Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time shall be entitled to receive promptly following the Effective Time an amount equal to the Per Share Closing Cash Payment and the Per Share Closing Stock Payment; and each share of Company Common Stock issued and outstanding as of immediately prior to the Effective Time shall be entitled to receive a Proportionate Interest of any amounts distributable from the Contingent Acquisition Consideration to such holders pursuant to Article VI hereof

          1.7  [INTENTIONALLY OMITTED]

          1.8  Escrow. Promptly at the Effective Time, Somera shall deposit
               ------
Somera Common Stock constituting the Contingent Acquisition Consideration into the Escrow Fund established pursuant to Article VI below, and pursuant to the amounts of Contingent Acquisition Consideration as set forth on Schedule B hereto. The portion of the Contingent Acquisition Consideration contributed on behalf of each holder of Company Common Stock shall be nearly as may be practical in proportion to such holder's proportionate interest in the Escrow.

          1.9  [INTENTIONALLY OMITTED]

          1.10 [INTENTIONALLY OMITTED]

          1.11 [INTENTIONALLY OMITTED]

          1.12 Taking of Necessary Action; Further Action. If, at any time after
               ------------------------------------------
the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Somera with full right, title and possession to all outstanding capital stock of the Company, the officers and directors of Somera are fully authorized in the name of the Company, and each Shareholder or otherwise to take, all such lawful and necessary and/or desirable action so long as such action is consistent with this Agreement.

          1.13 Acquisition Consideration Adjustment. The Acquisition
               ------------------------------------
Consideration will be subject to adjustment as follows:

               (a)  Net Equity Adjustment.
                    ---------------------

                    (i)  Adjustment. In the event that the Company's Net Equity
                         ----------
(defined below) as of the Effective Time as reflected in the audited consolidated balance sheet for such period (the "Closing Balance Sheet") is
                                                 ---------------------
greater than $1,940,000 (excluding any liabilities for

Third Party Expenses for which an adjustment is made pursuant to Section 1.13, and excluding any consequences of the equity compensation paid to the chief financial officer of the Company prior to the Effective Time), then the Cash Consideration portion of the Acquisition Consideration shall be increased to the extent of such surplus amount, payable pursuant to 1.13(a)(iii) hereto, provided, however, that the Acquisition Consideration shall not be increased by
--------  -------
greater than $225,000 as a result of this Section 1.13. On the Closing Date, Company shall deliver to Somera a calculation of Net Equity (the "Net Equity
                                                                  ----------
Calculation") in reasonable detail and certified as to its accuracy by the
-----------
Company's chief financial officer (prior to the Acquisition).

               (ii)  Definition of Net Equity. "Net Equity" shall mean the
                     ------------------------   ----------
aggregate of all tangible assets of the Company, determined in accordance with generally accepted accounting principles ("GAAP") including cash and cash
                                           ----
equivalents, net accounts and notes receivable (less, without duplication, allowances for doubtful accounts), any amounts receivable in respect of an anticipated tax credit or refund, net value of inventory (adjusted for all applicable write-downs and write-offs), prepaid expenses and other current assets, property and equipment, (net of allowances for accumulated depreciation and amortization) and other assets, less all liabilities of any kind, including, but not limited to, accounts payable, royalties payable, warranty and other reserves, accrued bonuses, accrued vacation, employee expense obligations and all other liabilities to the extent that such liabilities shall be required to be reflected in accordance with GAAP.

               (iii) Mechanism for Adjustment. At any time within 60 days
                     ------------------------
following the delivery of the Net Equity Calculation to Somera (the "Review
                                                                     ------
Period"), Somera may upwardly adjust the Net Equity Calculation in an amount
------
which shall not exceed $225,000. Somera will notify the Shareholders' Agent in writing in the event of such upward adjustment, and will specify the amount thereof, not later than the expiration of the Review Period. The Shareholders hereby agree that Somera's determination of the Net Equity Calculation, as revised pursuant to this Section 1.13(a) will be final, binding and conclusive on the parties hereto. In the event of such an adjustment by Somera in the Net Equity Calculation, such amount will be paid by Somera to the Shareholders within twenty (20) days following notice to the Shareholders' Agent.

                                  ARTICLE II

        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SHAREHOLDERS

     The Company and the Shareholders, jointly and severally, represent and warrant to Somera as follows:

          2.1  Organization, Standing and Power. The Company is a corporation
               --------------------------------
duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization. The Company has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, financial condition or results of the operations of the Company. The Company has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of the Company, each as amended to date, to Somera. The Company is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. All of the outstanding shares of capital stock of each Shareholder are owned free and clear of all liens, charges, claims, security interests or other encumbrances of any sort ("Liens") or rights
                                                               -----
of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating the Company to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. The Company does not have any direct or indirect subsidiaries, nor does it directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          2.2  Capital Structure.
               -----------------

               (a) The authorized capital stock of the Company consists of 200,000 shares of Company Common Stock, of which 126,336 shares are issued and outstanding, in the amounts, and to the Shareholders, indicated on Section 2.2(a) of the Company Disclosure Schedule. The Company Common Stock is held entirely by the Shareholders that are parties to this Agreement. There are no other outstanding shares of capital stock or voting securities. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and non-assessable. The Company and each Shareholder as to their shares represent that all outstanding shares of Company Common Stock are free of any Liens and are not subject to preemptive rights or rights of first refusal created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company or such Shareholder is a party or by which the Company or such Shareholder is bound.

               (b) The Company has not issued any options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

          2.3  Authority, Conflicts, Consents.
               ------------------------------

               (a) The Company and the Shareholders have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and, to the extent applicable, the Shareholders. This Agreement has been duly executed and delivered by the Company and the Shareholders and constitutes the valid and binding obligation of the Company and the Shareholders, enforceable in accordance with its terms.

               (b) The execution and delivery of this Agreement by the Company and the Shareholders does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the
                                         --------
Certificate of Incorporation or Bylaws of the Company, as amended, (ii) any provision of the organizational documents of the Shareholders, or (iii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets or any of the Shareholders.

               (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental
                                                                ------------
Entity") is required by or with respect to the Company, or any Shareholders in
------
connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, the securities laws of any foreign country and federal antitrust laws. Section 2.3(c) of the Company Disclosure Schedule sets forth a full and complete list of all necessary consents, waivers and approvals of third parties applicable to the operations of the Company that are required to be obtained by the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

          2.4  Company Financial Statements. Section 2.4(a) of the Company
               ----------------------------
Disclosure Schedule includes the Company's unaudited consolidated financial statements (balance sheets, statements of operations, statements of shareholder's equity and statements of cash flows) as of December 31, 1999 and 1998 and for the periods ended December 31, 1999 and 1998, and the Company's unaudited balance sheet and statement of operations as of and for the nine (9) months ended September 30, 2000 (collectively, the "Financial Statements"). The
                                                    --------------------
Financial Statements are complete and correct in all respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated (except that the unaudited financial statements for the nine
(9) months ended September 30, 2000, are subject to normal recurring adjustments and do not contain the footnotes necessary to be in accordance with GAAP). The Financial Statements present fairly the financial position and operating results of the Company as of the dates and during the periods indicated therein. The unaudited balance sheet of the Company as of September 30, 2000 is hereinafter referred to as the "September Balance Sheet." Since September 30, 2000 there has
                    -----------------------
been no material change in the Company's accounting policies. Section 2.4(a) of the Company Disclosure Schedule includes a true, correct and complete list of the top ten (10) customers who generated the most revenue for the Company in each of the fiscal years December 31, 1998 and December 31, 1999.

          2.5  No Undisclosed Liabilities. Except for obligations incurred in
               --------------------------
the ordinary course of business which individually do not exceed $10,000 and which in the aggregate do not exceed $50,000, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the September Balance Sheet and (ii) has not been specifically described in this Agreement or in the Company Disclosure Schedule and specifically identified herein or therein as not being included in the September Balance Sheet.

          2.6  No Changes. Except as set forth on Section 2.6 of the Company
               ----------
Disclosure Schedule, since September 30, 2000 there has not been, occurred or arisen any:

               (a) transaction by the Company except in the ordinary course of business as conducted on that date;

               (b) capital expenditure or commitment by the Company that has exceeded $10,000 individually or $25,000 in the aggregate;

               (c) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

               (d) labor trouble or claim of wrongful discharge of which the Company has received written notice or of which the Company is aware or other unlawful labor practice or action; Section 2.6(d) of the Company Disclosure
Schedule includes a list of all employees who have been terminated by the Company since January 1, 2000;

               (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

               (f) revaluation by the Company of any of its assets other than depreciation as required by GAAP and reflected on the September Balance Sheet;

               (g) declaration, setting aside or payment of any dividends on or any other distribution (whether in cash, stock or property) in respect of any of the Company Common Stock, or any split, combination or reclassification of any of the Company Common Stock or the issuance or authorization of the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company Common Stock, or the repurchase, redemption or other acquisition, directly or indirectly, of any shares of the Company Common Stock (or options, warrants, or other rights exercisable therefor);

               (h) any increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person, or grants of options or other employee stock awards;

               (i) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business;

               (j) amendment or termination or violation of any material contract, agreement or license to which the Company is a party or by which it or they are bound other than termination by the Company pursuant to the terms thereof in the ordinary course of business;

               (k) loan by the Company to any person or entity, other than advances to employees for travel and business expenses in the ordinary course of business and consistent with past practices, or incurring by the Company of any indebtedness other than trade debt in the ordinary course of business consistent with past practices, guaranty of the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

               (l) waiver or release of any material right or claim of the Company, including any material write-off or other compromise of any account receivable of the Company;

               (m) the commencement or notice or, to the knowledge of the Company, threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

               (n) claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.10 below), or to the knowledge of the Company, of infringement by the Company of any third party's Intellectual Property rights;

               (o) issuance, sale or exchange by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other securities;

               (p) change in pricing or royalties set or charged by the Company;

               (q) any event or condition of any character that has had or is reasonably likely to have an effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operating, results of operations or, to the Company's knowledge, prospects of the Company taken as a whole (a "Material Adverse Effect"); or
                     -----------------------

               (r) agreement by the Company, or any of its officers or employees thereof to do any of the things described in the preceding clauses (a) through (q) (other than by negotiations with Somera and its representatives regarding the transactions contemplated by this Agreement).

          2.7  Tax Matters.
               -----------

               (a)  Definition of Taxes. For the purposes of this Agreement,
                    -------------------
"Tax" or, collectively, "Taxes", means (i) any and all federal, state, local and
 ---                     -----
foreign taxes, and similar assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (b)  Tax Returns and Audits.
                    ----------------------

                    (i) The Company as of the Effective Time will have prepared and timely filed or made a timely request for extension for all required federal, state, local and foreign returns then due, estimates, information statements and reports ("Returns") relating to any and all Taxes
                                     -------
attributable to the Company and such Returns are true and correct in all respects and have been completed in accordance with applicable law, except in any instance where failure to do so will not give rise to any future liability.

                    (ii) The Company as of the Effective Time: (A) will have paid or accrued on its September Balance Sheet all material Taxes it is required to pay or accrue whether or not shown on the Returns and (B) will have withheld and remitted in a timely manner with respect to its employees all material federal and state income taxes, FICA, FUTA and any other Taxes required to be withheld and remitted.

                    (iii) The Company has not been delinquent in the payment of any Tax. There has been no Tax deficiency assessed or proposed against the Company which has not been resolved with the appropriate tax authorities and paid or properly accrued on its books and records, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax that is still in effect.

                    (iv) There are no audits or examinations in progress or claims against the Company for Taxes for any period or periods and no notice of any claim for Taxes, whether pending or threatened, has been received.

                    (v) The Company is an accrual basis taxpayer and does not have any liabilities for unpaid Taxes not yet due which have not been accrued or reserved against in accordance with GAAP on the September Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                    (vi) There are no Liens on the assets of the Company relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

                    (vii) Except as set forth on Section 2.7(b)(vii) of the Company Disclosure Schedule, the Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company or otherwise have an adverse effect on the Company.

                    (viii) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could be characterized as a "parachute payment", or could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

                    (ix) The Company is not a party to a tax sharing, indemnification or allocation agreement (other than this Agreement) nor does the Company owe any amount under any such agreement.

                    (x) The Company is not, and has not been within the time period set forth in Section 897(c)(i)(A)(ii), a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                    (xi) Copies of (A) any Tax examinations, (B) extensions of statutory limitations for the collection or assessment of Taxes and (C) the Returns of the Company for the last six fiscal years have been delivered to Somera.

                    (xii)  The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                    (xiii) The Company's tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income tax deductions is accurately reflected on the Company's tax books and records.

                    (xiv) The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return and does not have any liability for the Taxes of another person under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract or otherwise.

                    (xv) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) that includes the Acquisition.

          2.8  Restrictions on Business Activities. There is no agreement
               -----------------------------------
(noncompete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or, to the knowledge of the Company, otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business as currently conducted or as proposed to be conducted by the Company.

          2.9  Title to Properties; Absence of Liens and Encumbrances; Condition
               -----------------------------------------------------------------
of Equipment.
------------

               (a) Section 2.9(a) of the Company Disclosure Schedule sets forth a list of all real property currently owned or leased by the Company and, in the case of leased property, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, is reasonably likely to give rise to a default) of the Company.

               (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets free and clear of any Liens, except as reflected in the Financial Statements and except for Liens for taxes not yet due and payable.

          (c) The equipment owned or leased by the Company, taken as a whole, is (i) adequate for the conduct of the business of the Company as currently conducted (ii) generally in good operating condition, subject to normal wear and tear, and (iii) reasonably maintained.

     2.10 Intellectual Property.
          ---------------------

          (a) The Company owns, or is licensed or otherwise possesses legally enforceable and valid rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material (collectively, "Intellectual Property") that are used or
                                        ---------------------
proposed to be used in the business of the Company as currently conducted or as proposed to be conducted by the Company.

          (b) Section 2.10(b) of the Company Disclosure Schedule sets forth a complete list of all patents, trademarks, registered copyrights, trade names and service marks, and any applications therefor in respect of any of the foregoing included in the Company Intellectual Property, and specifies, where applicable, the jurisdictions in which the rights to such Company Intellectual Property have been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or
application numbers and the names of all registered owners.    All registered
patents, trademarks, service marks and copyrights held by the Company are valid and subsisting.

          (c) Section 2.10(c) of the Company Disclosure Schedule also sets forth a complete list of all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company or any other person is authorized to use Company Intellectual Property that is material to the Company, and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the applicable royalty and the term thereof. The Company is not in violation of any license, sublicense or agreement described on such list. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, (i) will not cause the Company to be in violation or default under any such license, sublicense or agreement, (ii) entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement or (iii) require the Company to repay any funds already received by it from a third party. Except for rights granted in agreements, licenses or sublicenses described in Schedule 2.10(c) of the Company Disclosure Schedule, the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Liens), the Company Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property is being used.

          (d) No claims contesting the Company's ownership of or right to use Company Intellectual Property, or asserting any right of a third party to use any Company

Intellectual Property, have been asserted or, to the Company's knowledge, threatened against the Company or its agents, nor are there any valid grounds for any bona fide claims (i) against the use by the Company of any Company Intellectual Property used in the Company's business as currently conducted or as proposed to be conducted by the Company, or (ii) challenging the validity, effectiveness, or ownership by the Company of any of the Company Intellectual Property.

                (e) To the knowledge of the Company, (i) there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property by any third party, including any employee or former employee of the Company, and (ii) no Company Intellectual Property or product of the Company is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. The Company has a policy requiring each employee and contractor materially involved in proprietary aspects of the Company's business to execute nondisclosure of proprietary information and confidentiality agreements in the Company's standard forms, and all current and former employees, consultants and contractors of the Company involved in proprietary aspects of the Company's business have executed such an agreement.

          2.11  Agreements, Contracts and Commitments
                -------------------------------------

                (a) Except as set forth in Section 2.11(a) of the Company Disclosure Schedule, the Company does not have continuing obligations under, is not a party to nor is it bound by:

                      (i)     any collective bargaining agreements,

                      (ii) any agreements or arrangements that contain any severance pay, post-employment liabilities or obligations or "golden parachute" provisions (or similar provisions which provide for payment of consideration upon the completion of the transactions contemplated herein),

                      (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

                      (iv) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization,

                      (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement, except as provided herein,

                      (vi)    any fidelity or surety bond or completion bond,

                      (vii) any lease of personal property having annual lease payments individually in excess of $10,000,

                      (viii) any agreement of indemnification, warranty or guaranty other than in the ordinary course of business,

                      (ix) any agreement, contract or commitment containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

                      (x) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $10,000,

                      (xi) any agreement, contract or commitment relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                      (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit,

                      (xiii) any distribution, joint marketing or development agreement,

                      (xiv) any agreement, contract or commitment with any customer or vendor which, during the last two fiscal years of the Company, accounted, or is expected to account during the Company's current fiscal year, for more than 10% of the Company's revenue or 10% of the Company's trade payables, as applicable, or

                      (xv) any other agreement, contract or commitment that involves $10,000 or more or is not cancelable without penalty within thirty (30) days.

               (b) Except for any alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, all as noted in Section 2.11(b) of the Company Disclosure Schedule, the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment that is material to the Company's business set forth in Section 2.10 or Section 2.11(a) of the Company Disclosure Schedule (each such contract being a "Material
                                                                --------
Contract"). Each Material Contract is in full force and effect and, except as
--------
otherwise disclosed in Section 2.11(b) of the Company Disclosure Schedule, is not subject to any default thereunder of which the Company or any subsidiary is aware by any party obligated to the Company pursuant thereto.

        2.12   Interested Party Transactions. Except as set forth on Section
               -----------------------------
2.12 of the Company Disclosure Schedule, no officer, director or, to the Company's knowledge, employee or shareholder of more than 5% of the Company Common Stock (nor, to the Company's knowledge, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Section 2.11 of the Company Disclosure Schedule; provided, however, that passive ownership of no more than
                     --------  -------
five percent (5%) of the outstanding voting stock of a publicly-held corporation shall not be deemed an "interest in any entity" for purposes of this Section 2.12.

          2.13   Governmental Authorization. Section 2.13 of the Company
                 --------------------------
Disclosure Schedule accurately lists each consent, license, permit, grant or other authorization issued to the Company by a Governmental Entity (i) pursuant to which the Company currently operates or holds any interest in any of its or their properties or (ii) which is required for the operation of its or their business or the holding of any such interest (herein collectively called "Company Authorizations"), which Company Authorizations are in full force and
 ----------------------
effect and constitute all Company Authorizations required to permit the Company to operate or conduct their business or hold any interest in their properties or assets.

          2.14   Litigation. Except as set forth in Section 2.14 of the Company
                 ----------
Disclosure Schedule, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company and the Shareholders, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such). There is no judgment, decree or order against the Company, or, to the knowledge of the Company and Shareholders, any of its directors or officers (in their capacities as such), that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or that has a reasonable risk of having a Material Adverse Effect on the Company.

          2.15   Accounts Receivable; Accounts Payable.
                 -------------------------------------

                 (a) All accounts receivable of the Company reflected on the September Balance Sheet ("Accounts Receivable") of the Company arose in the
                          -------------------
ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and, to the Company's knowledge, are collectible except to the extent of reserves therefor set forth in the September Balance Sheet. Except as set forth in Section 2.15 of the Company Disclosure Schedule, no person has any Lien on any such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

                 (b) Section 2.15(b) of the Company Disclosure Schedule sets forth a true, accurate and complete list and aging schedule of the Company's accounts payable as of the Closing Date. All the accounts payable included in
Section 2.15(b) of the Company Disclosure Schedule have arisen in the ordinary course of the Company's business.

          2.16   Minute Books. The minute books of the Company made available to
                 ------------
counsel for Somera are the only minute books of the Company and contain an accurate summary of all material transactions approved by the directors (or committees thereof) and shareholders since the time of incorporation of the Company.

         2.17  Environmental Matters.
               ---------------------

     For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

               (a)  Definitions:
                    -----------

                    (i)    "Hazardous Material" is any material or substance
                            ------------------
that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

                    (ii)   "Governmental Authority" is any local, state,
                            ----------------------
provincial, federal, or international governmental authority or agency which has had or now has jurisdiction over any portion of the subject matter of this Agreement, any Business Facility or the Company.

                    (iii)  "Business Facility" is any property including the
                            -----------------
land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by the Company in connection with the operation of its business.

                    (iv)   "Disposal Site" is a landfill, disposal agent, waste
                            -------------
hauler or recycler of Hazardous Materials.

                    (v)    "Environmental Laws" are all applicable laws, rules,
                            ------------------
regulations, orders, treaties, statutes, and codes promulgated by any Governmental Authority which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of other Governmental Authorities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing, all as amended to date.

                    (vi)   "Hazardous Materials Activity" is the transportation,
                            ----------------------------
transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product containing a Hazardous Material.

                    (vii)  "Environmental Permit" is any approval, permit,
                            --------------------
license, clearance or consent required to be obtained from any private person or any Governmental Authority with respect to a Hazardous Materials Activity which is or was conducted by the Company. Except as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Somera that:

               (b)  Condition of Property. Except as set forth on Section
                    ---------------------
2.17(b) of the Company Disclosure Schedule, as of the Closing, except in compliance with Environmental Laws in a manner that could not reasonably be expected to subject the Company to liability, to the knowledge of the Company after reasonable inquiry, no Hazardous Materials are present on any Business Facility currently owned, operated, occupied, controlled or leased by the Company or were present on any other Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by the Company. Except as set forth in Section 2.17(b) of the Company Disclosure Schedule, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any Business Facility currently owned, operated, occupied, controlled or leased by the Company or as a consequence of the acts of the Company or its agents.

          (c)  Hazardous Materials Activities.  The Company has conducted all
               ------------------------------
Hazardous Material Activities relating to its business in compliance in all material respects with all applicable Environmental Laws. The Hazardous Materials Activities of the Company prior to the Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

          (d)  Permits.  Section 2.17(d) of the Company Disclosure Schedule
               -------
accurately describes all of the Environmental Permits currently held by the Company and relating to its business and the listed Environmental Permits are all of the Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of the Company relating to its business as such activities are currently being conducted. All such Environmental Permits are valid and in full force and effect. The Company has complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee. All Environmental Permits and all other consent and clearances required by any Environmental Law or any agreement to which the Company is bound as a condition to the performance and enforcement of this Agreement, have been obtained or will be obtained prior to the Closing at no cost to Somera.

          (e)  Environmental Litigation.  Except as set forth in Section 2.17(e)
               ------------------------
of the Company Disclosure Schedule, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best of the Company's knowledge, threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of the Company relating to its business, or any Business Facility.

          (f)  Offsite Hazardous Material Disposal.  The Company has transferred
               -----------------------------------
or released Hazardous Materials only to those Disposal Sites set forth in
Section 2.17(f) of the Company Disclosure Schedule; and no action, proceeding, liability or claim exists or is threatened against any Disposal Site or against the Company with respect to any transfer or release of Hazardous Materials relating to the Business to a Disposal Site which could reasonably be expected to subject the Company to liability.

          (g)  Environmental Liabilities.  The Company is not aware of any fact
               -------------------------
or circumstance, which could result in any environmental liability which could reasonably be expected to result in a material adverse effect on the business or financial status of the Company.

          (h)  Reports and Records.  The Company has delivered to Somera or made
               -------------------
available for inspection by Somera and its agents, representatives and employees all records in the

Company's possession concerning the Hazardous Materials Activities of the Company relating to its business and all environmental audits and environmental assessments of any Business Facility conducted at the request of, or otherwise in the possession of the Company. The Company has complied with all environmental disclosure obligations imposed by applicable law with respect to this transaction.

          2.18  Brokers' and Finders' Fees. The Company has not incurred, nor
                --------------------------
will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Section 2.18 of the Company Disclosure Schedule identifies all Third Party Expenses (as defined in Section 4.3) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

          2.19  Employee Matters and Benefit Plans.
                ----------------------------------

                (a)      Definitions. With the exception of the definition of
                         -----------
"Affiliate" set forth in Section 2.19(a)(i) below (which definition shall apply only to this Section 2.19), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                         (i)   "Affiliate" shall mean any other person or entity
                                ---------
under common control with the Company within the meaning of Section 414(b), (c),
(m) or (o) of the Code and the regulations issued thereunder;

                         (ii)  COBRA" shall mean the Consolidated Omnibus Budget
                               -----
Reconciliation Act of 1985, as amended;

                         (iii) "Code" shall mean the Internal Revenue Code of
                                ----
1986, as amended;

                         (iv)  "Company Employee Plan" shall mean any plan,
                                ---------------------
program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee, or with respect to which the Company or any Affiliate has or may have any liability or obligation;

                         (v)   ""DOL" shall mean the Department of Labor;
                                 ---

                         (vi)  "Employee" shall mean any current or former or
                                --------
retired employee, consultant or director of the Company or any Affiliate;

                         (vii) "Employment Agreement" shall mean each
                                --------------------
management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee;

                      (viii)  "ERISA" shall mean the Employee Retirement Income
                               -----
Security Act of 1974, as amended;

                      (ix)    "FMLA" shall mean the Family Medical Leave Act of
                               ----
1993, as amended;

                      (x)     "International Employee Plan" shall mean each
                               ---------------------------
Company Employee Plan that has been adopted or maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of Employees who perform services outside the United States;

                      (xi)    "IRS" shall mean the Internal Revenue Service;
                               ---

                      (xii)   "Multiemployer Plan" shall mean any "Pension Plan"
                               ------------------
(as defined below) which is a "multiemployer plan," as defined in Section 3(37) of ERISA; and

                      (xiii)  "Pension Plan" shall mean each Company Employee
                               ------------
Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

               (b)    Schedule. Section 2.19(b) of the Company Disclosure
                      --------
Schedule contains an accurate and complete list of each Company Employee Plan, International Employee Plan, and each Employment Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan, International Employee Plan, or Employment Agreement, to modify any Company Employee Plan or Employment Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Somera in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan, International Employee Plan, or Employment Agreement.

               (c)    Documents.  The Company has provided to Somera correct and
                      ---------
complete copies of: (i) all documents embodying each Company Employee Plan, International Employee Plan, and each Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (viii) all correspondence to or from any governmental agency relating to any Company Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Company Employee Plan; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

         (d)  Employee Plan Compliance.  Except as set forth on Section 2.19(d)
              ------------------------
of the Company Disclosure Schedule, (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan;
(iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to Somera, Company or any of its Affiliates (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and
(vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

         (e)  Pension Plan.  Neither the Company nor any Affiliate has ever
              ------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

         (f)  Collectively Bargained, Multiemployer and Multiple Employer Plans.
              -----------------------------------------------------------------
At no time has the Company or any Affiliate contributed to or been obligated to contribute to any Multiemployer Plan. Neither the Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

          (g)  No Post-Employment Obligations.  No Company Employee Plan
               ------------------------------
provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

          (h)  Health Care Compliance.  Neither the Company nor any Affiliate
               ----------------------
has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

          (i)  Effect of Transaction.  Except as set forth on Section 2.19(i) of
               ---------------------
the Company Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

          (j)  Employment Matters.  The Company: (i) is in compliance in all
               ------------------
respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

          (k)  Labor.  No work stoppage or labor strike against the Company is
               -----
pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Section 2.19(k) of the Company Disclosure Schedule, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

               (l)  International Employee Plan. The Company does not now, nor
                    ---------------------------
has it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

       2.20    Insurance. Section 2.20 of the Company Disclosure Schedule lists
               ---------
all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which the Company has received notice that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

       2.21    Employees; Officers.
               -------------------

               (a) Section 2.21 of the Company Disclosure Schedule lists the name of each employee of the Company as of September 30, 2000 (each an "Employee"), together with the current job title or relationship to the Company
 --------
and the current annual salary or estimated wages (including bonus) for each such person, including a description of applicable bonus or benefit plans applicable to such persons. The Company does not have any relationships with any independent contractors.

               (b) Neither the Company nor the Shareholders have any reason to believe that any Employee currently intends to terminate, or significantly change the terms of, such individual's employment following the Closing Date.

       2.22    Compliance with Laws. The Company has complied with, is not in
               --------------------
violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, assets or properties, other than non-compliance or violation as would not have, in the aggregate, a material adverse effect on the business, assets, financial condition or results of the operations of the Company.

       2.23    Complete Copies of Materials. The Company has delivered or made
               ----------------------------
available to Somera true and complete copies of each agreement, contract, commitment or other document that is referred to in the Company Disclosure Schedule or that has been requested in writing by Somera or its counsel.

       2.24    Representations Complete. None of the representations or
               ------------------------
warranties made herein by the Company and the Shareholders (as modified by the Company Disclosure Schedule), nor any statement made in any schedule or certificate furnished by the Company or the Shareholders pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

          2.25 Disclosure Schedule.  The Company Disclosure Schedule has been
               -------------------
prepared and executed by the Company and dated and delivered on the date of this Agreement. The Company shall endeavor to disclose in the Company Disclosure Schedule each item of information in each separate section in which such item may reasonably be required to be disclosed.

          2.26 Insurance Policies Involving Certain Shareholders.  The Company
               -------------------------------------------------
is the beneficiary of certain life insurance policies involving the lives of certain of the Shareholders, which policies have a fair market value, as of the Closing Date, of not less than $259,356.56.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PARENT

     Somera represent and warrant to the Company and the Shareholders as follows:

          3.1  Organization, Standing and Power.  Somera is a corporation duly
               --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Somera has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets, financial condition, or results of operations of Somera or the ability of Somera to consummate the transactions contemplated hereby.

          3.2  Authority.  Somera has all requisite corporate power and
               ---------
authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Somera. This Agreement has been duly executed and delivered by Somera and constitutes the valid and binding obligations of Somera, enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of any provision of the charter documents of, Somera. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Somera in connection with the execution and delivery of this Agreement by Somera or the consummation by Somera of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws, the laws of any foreign country and federal antitrust laws.

          3.3  No Material Adverse Change.  Since the date on which the most
               --------------------------
recent report or registration statement filed with the SEC under the Securities Exchange Act of 1934, as amended (collectively, the "SEC Documents") was filed
                                                     -------------
by Somera and prior to the date of this Agreement, there has not been, occurred or arisen any event or condition of any character that has had or creates a reasonable risk of having a material adverse effect on the business, assets, financial condition or results of operations of Somera.

          3.4  Valid Issuance.  The shares of Somera Common Stock to be issued
               --------------
as Acquisition Consideration pursuant to the Acquisition, when issued in accordance with the terms and provisions of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any preemptive rights or other statutory right of stockholders and will be issued in compliance with applicable federal and state securities laws.

                                  ARTICLE IV

                             ADDITIONAL AGREEMENTS

          4.1  Access to Information.  The Company shall afford Somera and its
               ---------------------
 accountants, counsel and other representatives, reasonable access during normal business hours upon reasonable notice during the period prior to the Effective Time or Termination to (a) all of the Company's properties, books, contracts, commitments and records, and (b) with the consent of the Company, which consent shall not be unreasonably withheld, all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of the Company as Somera may reasonably request including, without limitation, access upon reasonable request to the Company's employees, customers and vendors for due diligence inquiry and information relating to the Company's accounts receivable and the collectability thereof. The Company agrees to provide to Somera and its accountants, counsel and other representatives copies of internal financial statements, business plans and projections promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 4.1 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition.

          4.2  Confidentiality.  Each of the parties hereto hereby agrees to
               ---------------
keep such information or knowledge obtained in any investigation pursuant to
Section 4.1, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby ("Confidential
                                                           ------------
Information"), confidential; provided, however, that the foregoing shall not
-----------                  --------  -------
apply to information or knowledge which (a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party,
(b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party,
(d) is later lawfully acquired by such party from other sources not under an obligation to maintain the confidentiality of such information, (e) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall given the other party prior notice of such order and a reasonable opportunity to object or take other available action), (f) is disclosed in the course of any litigation between any of the parties hereto or
(g) is developed independently by either party without reference to, or specific knowledge of, the other party's Confidential Information. Notwithstanding the foregoing, it is acknowledged that Somera may publicly disclose the material terms of this Agreement following the date hereof in a manner reasonably satisfactory to the Company.

          4.3  Expenses. If the Acquisition is consummated, all fees and
               --------
expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby, including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses"), shall be the obligation of Somera,
                ----- --------------
provided, that, to the extent the aggregate Third Party Expenses of the Company
--------  ----
exceed $60,000, Somera shall be entitled to request a distribution of an amount equal to such excess from the Escrow Fund. If the Acquisition is not consummated, the Company shall bear all Third Party Expenses incurred by it in connection with this Agreement and the transactions contemplated hereby. Each other party (including without limitation the Shareholders) shall bear all its own Third Party Expenses incurred in connection with this Agreement and the transactions contemplated hereby.

          4.4  Public Disclosure.  Unless otherwise required by law, the
               -----------------
parties hereto agree that they shall not make any disclosure, by means of the issuance of any reports, statements, releases or other public disclosure, or any other third party disclosure, relating to the terms and conditions of this Agreement and the transactions contemplated hereby, except for (a) upon
                                                    ------ ---
execution of the Agreement, an announcement by Somera of the transactions contemplated herein (disclosing only the nature but not the terms of the transaction), in such manner as Somera and the Company shall jointly determine,
(b) such disclosures as may be required by applicable law (provided that the disclosing party shall use reasonable efforts to notify the other party in advance), and (c) such other disclosures as the parties shall mutually agree.

          4.5  Consents.  Each of Somera and the Company shall promptly apply
               --------
for or otherwise seek, and use all commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Acquisition, and the Company shall use all commercially reasonable efforts to obtain all consents, waivers and approvals under any of the Company's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for Somera and otherwise in connection with the Acquisition.

          4.6  FIRPTA Compliance.  On the Closing Date, the Company shall
               -----------------
deliver to Somera a properly executed statement in a form reasonably acceptable to Somera conforming to the requirements of Treasury Regulation Sections 1.897-2(h)(1)(i) and 1.1445-2(c)(3).

          4.7  Legal Requirements.  Subject to the terms and conditions
               ------------------
provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

          4.8  Notification of Certain Matters.  The Company shall give prompt
               -------------------------------
notice to Somera, and Somera shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which may cause any representation or warranty of the Company and Somera, respectively, contained in this Agreement to be untrue or inaccurate at the Effective Time and (ii) any failure of the Company or Somera, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 4.8
--------  -------
shall not limit or otherwise affect any remedies available to the party receiving such notice.

          4.9  Non-Competition and Non-Solicitation Agreements.  The Company
               -----------------------------------------------
and the Shareholders shall deliver or cause to be delivered to Somera, concurrently with the execution of this Agreement (from the individuals listed in Section 4.9 of the Company Disclosure Schedule), executed Non-Competition and Non-Solicitation Agreements in the forms attached hereto as Exhibits C-1 and
                                                            ----------------
C-2.
---

          4.10 Employment Agreements  The Company and the Shareholders shall
               ---------------------
deliver or cause to be delivered to Somera, concurrently with the execution of this Agreement (from each of the three individual Shareholders) executed Employment Agreements in the form attached hereto as Exhibit E.
                                                     ---------

          4.11 Investor Certificates.  The Company and the Shareholders shall
               ---------------------
deliver or cause to be delivered to Somera, concurrently with the execution of this Agreement from each Shareholder an executed Investor Certificate in the form attached hereto as Exhibit D.
                        ---------

          4.12 Further Assurances.  Each of the parties to this Agreement shall
               ------------------
use all commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill or cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

          4.13 Benefits Plans.  The Company shall terminate, effective as of
               --------------
the day immediately preceding the Effective Time: (i) any and all group severance, separation or salary continuation plans, programs, or arrangements, and (ii) any and all 401(k) plans, unless Somera provides notice to the Company that such 401(k) plan(s) shall not be terminated. Somera shall receive from the Company evidence that the Company's and each Affiliate's, as applicable, plan(s) and/or program(s) have been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of such resolutions shall be subject to review and approval of Somera), effective as of the day immediately preceding the Effective Time. In the event that distribution or rollover of assets from the trust of a 401(k) plan which is terminated is reasonably anticipated to trigger liquidation charges, surrender charges, or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan or upon the Company or plan sponsor, then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Somera prior to the Effective Time.

          4.14 Third Party Expenses.  The Company shall use all commercially
               --------------------
reasonable efforts to cause all Third Party Expenses to be determined and invoiced to the Company prior to the Closing.

          4.15 Sale of Insurance Policies.  The parties to this Agreement
               --------------------------
agree that on the Closing Date, they will negotiate and effectuate a sale of those certain life insurance policies held for the benefit of the Company prior to the Closing Date involving the lives of Jay Van Orden and Vince Addesa, in a sale involving a cash payment to Somera of not less than $259,356.56, which sale shall be mutually agreeable to Somera and Messrs. Van Orden and Addesa at the Closing. The parties to this Agreement agree that, with the consent of Messrs. Van Orden and Addesa, such cash amount may be taken from the portion of the Cash Consideration due to Messrs. Van Orden and Addesa as set forth on Schedule B hereto.

          4.16 New Jersey Lease.  The parties to this Agreement agree that they
               ----------------
will use their good faith commercially reasonable efforts, within thirty (30) days after the Closing Date, to negotiate and execute an extension or an amendment to the existing lease involving the property located at 7 Waterloo Drive, Stanhope, New Jersey, with such extension or amendment containing rent provisions as follows: (i) no increase in the current rent during the first year following the Closing Date; and (ii) reasonable annual increases in rent following the First Anniversary Date (as such term is defined in Section 6.4(b) hereof), provided that during the fifth year following the Closing Date (and at no time prior to such date), Somera will not be obligated to pay more than $17.00 per square foot per annum.

          4.17 Officer Loan.  The parties to this Agreement agree that on the
               ------------
Closing Date, Vince Addesa shall repay to the Company the outstanding loan principal amount, plus all accrued interest thereon, that Mr. Addesa has outstanding with the Company pursuant to an officer loan previously made, with such amount involving a cash payment to the Company of not less than $32,954.10. The parties to this Agreement agree that, with the consent of Mr. Addesa, such cash amount may be taken from the portion of the Cash Consideration due to Mr. Addesa as set forth on Schedule B hereto.

                                   ARTICLE V

                         CONDITIONS TO THE ACQUISITION

          5.1  Conditions to Obligations of Each Party to Effect the
               -----------------------------------------------------
Acquisition. The respective obligations of each party to this Agreement to
-----------
effect the Acquisition shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a)  Corporate Approvals.  This Agreement and the Acquisition
                    -------------------
shall have been approved and adopted by the requisite vote of the shareholders of the Company, which approval and adoption shall be deemed to have been obtained as a result of the Shareholders being party to this Agreement.

               (b)  No Injunctions or Restraints; Illegality.  No temporary
                    ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition or restricting the conduct or operations of the business of Somera shall be in effect, nor shall any proceeding brought by a Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition unlawful.

          5.2  Additional Conditions to Obligations of Company.  The
               -----------------------------------------------
obligations of the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

               (a)  Representations, Warranties and Covenants.  The
                    -----------------------------------------
representations and warranties of Somera in this Agreement shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time and Somera shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

               (b)  Certificate of Somera.  The Company shall have been
                    ---------------------
provided with a certificate executed on behalf of Somera by its Chief Financial Officer to the effect that, as of the Effective Time:

                    (i) all representations and warranties made by Somera under this Agreement are true and correct in all material respects; and

                    (ii) all covenants, obligations and conditions of this Agreement to be performed by Somera on or before such date have been so performed in all material respects.

               (c)  Claims.  There shall not have occurred any claims (whether
                    ------
asserted or unasserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or the business, assets (including intangible assets), financial condition or results of operations of Somera.

              (d)   Litigation.  There shall be no action, suit, claim or
                    ----------
proceeding of any nature pending, or overtly threatened, against Somera or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Acquisition or the other transactions contemplated by the terms of this Agreement.

          5.3  Additional Conditions to the Obligations of Somera.  The
               --------------------------------------------------
obligations of Somera to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Somera:

               (a)  Representations, Warranties and Covenants.  The
                    -----------------------------------------
representations and warranties of the Company and the Shareholders in this Agreement shall be true and correct on and as of the Effective Time as though such representations and warranties were made on and as of such time and the Company and the Shareholders shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

               (b)  Certificate of the Company.  Somera shall have been provided
                    --------------------------
with a certificate executed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer or Treasurer to the effect that, as of the Effective Time:

                    (i) all representations and warranties made by the Company and the Shareholders in this Agreement are true and correct in all material respects; and

                    (ii) all covenants, obligations and conditions of this Agreement to be performed by the Company on or before such date have been so performed in all material respects.

               (c)  Claims.  There shall not have occurred any claims (whether
                    ------
asserted or unasserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or could reasonably be anticipated to have a Material Adverse Effect on the Company.

               (d)  Third Party Consents.  All consents, waivers, and approvals
                    --------------------
listed pursuant to Section 2.3 of the Company Disclosure Schedule shall have been obtained.

               (e)  Litigation.  There shall be no action, suit, claim or
                    ----------
proceeding of any nature pending, or overtly threatened, against Somera or the Company, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Acquisition or the other transactions contemplated by the terms of this Agreement.

               (f)  No Material Adverse Effect. There shall not have occurred
                    --------------------------
any Material Adverse Effect on the Company, taken as a whole.

               (g)  Non-Competition and Non-Solicitation Agreement. Somera shall
                    ----------------------------------------------
have received executed Non-Competition and Non-Solicitation Agreements from the persons listed in Section 4.9 of the Company Disclosure Schedule which shall be in full force and effect.

               (h)  Engagement Agreement.  Somera shall have received executed
                    --------------------
Employment Agreements from each of the three individual Shareholders which shall be in full force and effect.

               (i)  Dissenters Rights. No Company shareholders shall have
                    -----------------
exercised, nor shall they continue to have the right to exercise, appraisal rights with respect to the transactions contemplated by this Agreement.

               (j)  Shareholder Release. The Shareholders shall have delivered
                    -------------------
to Somera a release of all claims against the Company (which shall include Somera and its affiliates after the Closing) arising out of events and occurrences on or prior to the Effective Time.

               (k)  Good Standing Certificate. Somera shall have received a
                    -------------------------
valid certificate, dated as of the Closing Date, attesting to the good standing status of the Company in the State of New Jersey.

                                  ARTICLE VI

                          INDEMNIFICATION AND ESCROW

          6.1  Survival of Representations and Warranties.  All covenants to be
               ------------------------------------------
performed prior to the Effective Time, and all representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Acquisition until January 31, 2003 (provided that the representations and warranties set forth in Section 2.7 shall survive until the expiration of all applicable statutory limitations, and Section 2.17 shall survive for a period of five (5) years after the Closing Date).

          6.2  Indemnification by Shareholders.  Subject to Section 6.4 below,
               -------------------------------
the Shareholders shall jointly and severally indemnify, save and hold harmless Somera and its directors, officers, employees, affiliates, agents and assigns (each an "Indemnified Party"), from and against any and all liabilities,
          -----------------
obligations, judgments, penalties, fines, costs or expenses (including attorneys fees and consultants fees), of any kind or nature (whether or not arising out of third-party claims), or the duty to indemnify, defend or reimburse any individual or entity incurred by an Indemnified Party in connection with, arising out of, resulting from or incident to:

               (a) any breach of any representation or warranty made by the Company or the Shareholders in this Agreement or in any certificate, instrument or agreement delivered by any of such parties pursuant hereto or thereto;

               (b) any breach of any covenant or agreement made by the Company or the Shareholders in this Agreement or in any certificate, instrument or agreement delivered by any of such parties pursuant hereto or thereto;

               (c) any third party claims or demands arising in connection with any product or service sold, or otherwise arising in connection with the conduct of the Company's business, prior to the Closing that are asserted after the Closing except in cases where such demands or claims are accrued for in the Financial Statements or are otherwise disclosed in the Company Disclosure Schedule;

               (d) any Losses arising from or related to any Dissenting Shares solely in the event and to the extent that Somera is required to pay any Shareholder an amount in excess of the amounts described in Section 1.7 with respect to such Dissenting Shares;

               (e) any Losses for or in respect of Third Party Expenses in excess of the amount set forth in Section 4.3 hereof; or

               (f) any Loss (whether or nor arising out of third-party claims) with respect to: (i) the presence on or before the Closing Date of any Hazardous Materials (as defined in Section 2.17(a)) in the soil, groundwater, surface water, air or building materials of a Business Facility ("Pre-Existing
                                                          ------------
Contamination"); (ii) the migration at any time prior to or after the Closing
-------------
Date of Pre-Existing Contamination to any other real property, or the soil, groundwater, surface water, air or building materials thereof; (iii) any transportation, transfer, recycling, storage, use, handling, treatment, manufacture, removal, investigation, remediation, release, emission, sale, disposal or distribution of any Hazardous Materials, or any product or waste containing Hazardous Materials conducted on a Business Facility prior to the Closing Date or otherwise occurring prior to the Closing Date in connection with or to benefit the Company ("Pre-Closing Hazardous Materials Activities");
                                 ------------------------------------------
(iv) the exposure of any person to Pre-Existing Contamination or to Hazardous Materials in the course of or as a consequence of any Pre-Closing Hazardous Materials Activities, without regard to whether any health effect of the exposure has been manifested as of the Closing Date; (v) the violation of any Environmental Laws by the Company or its agents, employees, predecessors in interest, contractors, invitees or licensees prior to the Closing Date or in connection with any Pre-Closing Hazardous Materials Activities prior to the Closing Date; (vi) any actions or proceedings brought or threatened by any third party with respect to any of the foregoing; and (vii) any of the foregoing to the extent they continue after the Closing Date.

     The terms "Loss" and "Losses" as used in this Section 6.2 are not limited
                ----       ------
to matters asserted by third parties against any indemnified party, but include Losses incurred or sustained by an Indemnified Party in the absence of third party claims. Payments by any Indemnified Party of amounts for which such Indemnified Party is indemnified hereunder shall not be a condition precedent to recovery.

     The Shareholders agree to notify Somera of any Liabilities, claims or misrepresentations, breaches or other matters covered by this Article VI upon discovery or receipt of notice thereof (other than from Somera), whether before or after the Closing.

          6.3  Indemnification Procedure.
               -------------------------

               (a)  Cooperation.  The Indemnified Party shall cooperate in all
                    -----------
reasonable respects with the indemnifying party and its representatives (including, without limitation, its attorneys) in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided,
                                                                    --------
however, that the Indemnified Party may at its own cost, participate in
-------
negotiations, arbitrations and the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The parties shall cooperate with each other in any notifications to insurers.

               (b) Defense of Claim. If a claim for Losses (a "Claim") is to be
                   -----------------                           -----
made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party
 ------------
entitled to indemnification becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this
Article VI. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder for any purpose shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party has been damaged by such failure. After such notice, except as provided in the following sentence, if the indemnifying party shall acknowledge in writing to the Indemnified Party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice but in any event, reasonably acceptable to the Indemnified Party, to handle and defend the same unless the named parties to such action or proceeding (including any impleaded parties) include both the indemnifying party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the indemnifying party, in which event the Indemnified Party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing (provided, however, in no
                                                      --------  -------
event shall the indemnifying party be obligated to engage more than one (1) additional counsel) and (iii) to compromise or settle such lawsuit or action, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. The Shareholders may assume the defense of a lawsuit or action as described in the preceding sentence only if the Shareholders agree to be responsible for all Claims for Losses related to such lawsuit or action and if there are sufficient moneys available held pursuant to the Escrow Fund to cover all such Claims for Losses.

     If the indemnifying party fails to assume the defense of such lawsuit or action within fifteen (15) calendar days after receipt of the Claim Notice, the Indemnified Party against which such lawsuit or action has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such lawsuit or action on behalf of and for the account and risk of the indemnifying party; provided, however, that such lawsuit
                                            --------  -------
or action shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. In the event the Indemnified Party assumes the defense of the lawsuit or action, the Indemnified Party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any action affected pursuant to and in accordance with this Article VI and for any final judgment (subject to any right of appeal) and the indemnifying party agrees to indemnify and hold harmless an Indemnified Party from and against any Losses by reason of such settlement or judgment.

          6.4  Limitation on Indemnification; Escrow Arrangements.
               --------------------------------------------------

               (a) The indemnification obligations with respect to any breach of any representation, warranty, covenant or agreement pursuant to Section 6.2 or 6.3, respectively, shall be limited to Claims for Losses made prior to the last date of survival thereof referred to in Section 6.1 and any Claim for Losses shall survive until its final resolution, in an aggregate dollar amount not to exceed eight million dollars ($8,000,000).

               (b)  Escrow Fund.  As provided in Section 1.8, promptly after the
                    -----------
Effective Time, Somera shall deposit the Contingent Acquisition Consideration with U.S. Bank Trust, N.A. (or another institution acceptable to Somera and the Shareholders' Agent (as defined in Section 6.4(g) below)), as Escrow Agent (the "Escrow Agent"). All amounts so paid to the Escrow Agent shall constitute,
 ------------
collectively, an escrow fund (the "Escrow Fund") to be governed by the terms set
                                   -----------
forth herein. The portion of the aggregate Contingent Acquisition Consideration contributed on behalf of each holder of Company Common Stock shall correspond to such Shareholder's proportionate interest. The Escrow Fund shall be available to compensate Somera and its affiliates for:

                         (i)    the payment to Somera to compensate for any
Losses for or in respect of Third Party Expenses in excess of the amount set forth in Section 4.3 hereof;

                         (ii)   any claim, loss, expense, liability or other
damage, including reasonable attorneys' fees and disbursements in connection with any action, suit or proceeding, to the extent of the amount of such claim, loss, expense, liability or other damage arising out of a breach of a representation, warranty, covenant or agreement of the Company or the Shareholders in this Agreement;

                         (iii)  significant changes in the Key Company Employees
as provided for in Section 6.4(d) below; and

                         (iv)   the failure of the Company's business, after the
Effective Date, to generate for Somera a Gross Profit (as defined below) of more than $6,500,000 (such amount being the "Gross Profit Target") in each of (A) the
                                        -------------------
calendar year ending at December 31, 2001 (the "First Anniversary Date"), and
                                                ----------------------
(B) the calendar year ending at December 31, 2002 (the "Second Anniversary
                                                        ------------------
Date"), such that if the Company's business fails to generate for Somera the
----
Gross Profit Target for the year ended as of the First Anniversary Date, the value of the Escrow Fund shall be reduced by $1,250,000, and that if the Company's business fails to generate for Somera the Gross Profit Target for the year ended as of the Second Anniversary Date, the value of the Escrow Fund shall be reduced by $1,250,000, each such reduction being made at the time of the Second Anniversary Date, provided, however, that if the Company's business
                         --------  -------
generates gross profit in an amount greater than the Gross Profit Target for the year ending at either of the First or Second Anniversary Date, such gross profit amount in excess of the Gross Profit Target may be used to compensate for a shortfall in the Gross Profit Target for the year ending at either the First or Second Anniversary Date,

(collectively (i) through (iv) shall be referred to herein as "Losses"), that
                                                               ------
Somera or any of its affiliates has actually incurred (or, in the case of an extension of the Escrow Period pursuant to Section 6.4(b)(ii), reasonably anticipates incurring), by reason of the breach by the Company or the Shareholders of any representation, warranty, covenant or agreement of the Company or the Shareholders contained herein (including the Company Disclosure Schedule); provided, however, that claims for Losses incurred as a result of a
           --------  -------
breach by a Shareholder shall be satisfied out of such Shareholder's proportionate Interest in the Escrow Fund until such proportionate interest in the Escrow Fund is exhausted, and then shall be satisfied out of the Escrow Fund in accordance with this Agreement. Somera, the Company and the Shareholders each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the aggregate Acquisition Consideration. Notwithstanding the foregoing, Somera shall not be entitled to receive any disbursement with respect to any Loss or Losses under Section 6.4(b)(ii) arising in respect of any individual occurrence or circumstance unless the amount of the aggregate Losses of Somera under Section 6.4(a)(ii) shall exceed $100,000, then Somera shall be entitled to recover from the Escrow Fund the total of its Losses.

     For purposes of this Agreement, the term "Gross Profit" shall be defined as
                                               ------------
revenues minus (i) cost of equipment sold, (ii) field service and contract labor, and (iii) other costs of sales (including, but not limited to, freight and packaging costs), consistent with GAAP.

          (c)  Escrow Period; Distribution upon Termination of Escrow Period.
               -------------------------------------------------------------
Subject to the following requirements and subject to Section 6.4(d) hereof, the Escrow Fund shall remain in existence until January 31, 2003 (the "Escrow
                                                                   ------
Period"), subject to extension as set forth below.  At January 31, 2002, an
------
initial release of a certain portion of the Escrow Fund (the "Initial Escrow
                                                              --------------
Release") shall take place as follows: an amount equal to three million two
-------
hundred fifty thousand dollars ($3,250,000) worth of Somera Common Stock (which shall be valued in accordance with Section 6.4(n) hereof) shall be released by the Escrow Agent and delivered to the Shareholders pursuant to this Section unless the Escrow Fund has been reduced, in which case such Initial Escrow Release shall be $3,250,000 less such amounts reduced (the "Actual Initial
                                                            --------------
Escrow Release"); provided, however, that if the Gross Profit Target has not
--------------    --------  -------
been achieved at the First Anniversary Date as set forth in Section 6.4(b)(iv) hereof, the Actual Initial Escrow Release shall be further reduced by $1,250,000; and provided, further, that if the Escrow Fund contains less than
                --------  -------
three million two hundred fifty thousand dollars ($3,250,000) at December 31, 2001, then no more than such remaining amount will be distributed at the Initial Escrow Release. At the expiration of the Escrow Period, the remainder of the Escrow Fund shall be released from escrow to the Shareholders of the Company entitled to receive the Acquisition Consideration hereunder, in an amount equal to the entire initial Escrow Fund less an amount equal to the sum of (i) all amounts theretofore paid out of the Escrow Fund to Somera and its affiliates pursuant to this Article VI, (ii) all amounts distributed at the Initial Escrow Release, and (iii) an amount equal to such portion of the Escrow Fund which, in the reasonable judgment of Somera, subject to the objection of the Shareholders' Agent (as defined in Section 6.4(g)) and the subsequent arbitration of the matter in the manner provided in Section 6.4(f) hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to the end of the Escrow Period (which amount shall remain in the Escrow Fund (and which shall cause the Escrow Fund shall remain in existence) until such claims have been resolved). As soon as all such claims have been resolved, the Escrow Agent shall deliver to the eligible Shareholders of the Company the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of the Escrow Fund to the shareholders of the Company pursuant to this Section 6.4(c) shall be made according to each Shareholder's proportionate interest in the Contingent Acquisition Consideration held in Escrow.

          (d)  Contingent Reduction of Escrow Fund Upon Certain Events.  On each
               -------------------------------------------------------
of the first two (2) anniversaries of the Effective Time, Somera will make a determination of whether the Key Employee Milestones (as defined herein) have been met. To the extent that such Key Employee Milestones have not been met, the Escrow Fund shall be reduced as follows:

               (i) On the First Anniversary Date, if less than 70% of the key management and sales employees listed on Section 6.4(d) of the Company Disclosure Schedule (the "Key Company Employees"), or equivalent replacement
                          ---------------------
employees reasonably acceptable to Somera, are then employed by Somera, then the value of the Escrow Fund shall be reduced by $250,000 provided, however, that if
                                                     ---------  -------
(x) Somera terminates the employment of any of the Key Company Employees for reasons other than "cause" (as such term is defined in the employment agreement attached hereto as Exhibit E), or (y) such Key Company Employee's employment is terminated due to death or disability, then such employment termination alone shall not trigger a reduction in the Escrow Fund under this subsection (i).

               (ii) On the Second Anniversary Date, if less than 50% of the Key Company Employees, or equivalent replacement employees reasonably acceptable to Somera, are then employed by Somera, then the value of the Escrow Fund shall be reduced by $250,000, provided, however, that if (x) Somera terminates the
                     --------  -------
employment of any of the Key Company Employees for reasons other than "cause" (as such term is defined in the employment agreement attached hereto as Exhibit
E), or (y) such Key Company Employee's employment is terminated due to death or disability, then such employment termination alone shall not trigger a reduction in the Escrow Fund under this subsection (ii).

               (iii) On the First Anniversary Date, if any of the individual Shareholders set forth herein are no longer employed with Somera, then the value of the Escrow Fund shall be reduced by $250,000, provided, however, that if (x)
                                                 --------  -------
Somera terminates the employment of any of the Shareholders for reasons other than "cause" (as such term is defined in the employment agreement between Somera and such Shareholder), or (y) such Shareholder's employment is terminated due to death or disability, then such employment termination alone shall not trigger a reduction in the Escrow Fund under this subsection (iii). For the avoidance of doubt, the individual Shareholders whose employment with Somera is the subject of this subsection (iii) and subsection (iv) immediately below are Vince Addesa, Jay Van Orden and James Smith.

               (iv) On the Second Anniversary Date, if any of the individual Shareholders set forth herein are no longer employed with Somera, then the value of the Escrow Fund shall be reduced by $250,000, provided, however, that if (x)
                                                 --------  -------
Somera terminates the employment of any of the Shareholders for reasons other than "cause" (as such term is defined in the employment agreement between Somera and such Shareholder), or (y) any of the individual Shareholders' employment is terminated due to death or disability, then such employment termination alone shall not trigger a reduction in the Escrow Fund under this subsection (iv).

               (v) The provisions set forth in subsections (i) through (iv) immediately above shall be referred to as the "Key Employee Milestones".
                                               -----------------------

          (e)  Protection of Escrow Fund.  The Escrow Agent shall hold and
               -------------------------
safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Somera and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

          (f)  Claims Upon Escrow Fund.  Upon receipt by the Escrow Agent at any
               -----------------------
time on or before the last day of the Escrow Period of a certificate signed by any officer of Somera (an "Officer's Certificate"): (A) stating that Somera has
                           ---------------------
incurred and paid or properly accrued Losses, or reasonably anticipates that it may have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was incurred and paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related, the the Escrow Agent shall, subject to the provisions of Section 6.4(a) and 6.4(g) hereof, deliver to Somera out of the Escrow Fund, as promptly as practicable, such amounts held in the Escrow Fund equal to such Losses, computed in accordance with Section 6.4(n).

          (g)  Objections to Claims.  At the time of delivery of any Officer's
               --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholders' Agent, and for a period of thirty (30) days after such delivery the Escrow Agent shall make no delivery to Somera of any portion of the Escrow Fund specified in such Officer's Certificate unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of an amount from the Escrow Fund, computed in accordance with Section 6.4(n), in accordance with such Officer's Certificate and Section 6.4(l) hereof, provided, that, no such payment or delivery may be
                           --------  ----
made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

          (h)  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (i) In case the Shareholders' Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Shareholders' Agent and Somera shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Somera should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum signed by Somera and the Shareholders' Agent and distribute amounts from the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation, either Somera or the Shareholders' Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Somera and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The arbitrators shall, within ten (10) business days after the last day of any hearings on any motion, issue a definitive ruling on such motion. The arbitrators shall also, within twenty (20) business days from the last day of any hearings regarding the imposition of sanctions or the issuance of any awards, issue a definitive ruling on the imposition of any such sanctions or the issuance of any such award in such arbitration. The arbitrators shall also establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 6.4(f) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

               (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the rules then in effect of the American Arbitration Association. Each party to any arbitration pursuant to this Section 6.4(f) shall pay its own expenses; the fees of each arbitrator and the administrative fee of the American Arbitration Association shall be borne equally by Somera, on the one hand, and the Shareholders' Agent, on the other.

          (i)  Shareholders' Agent; Power of Attorney.
               --------------------------------------

               (i) Jay Van Order shall be appointed as agent and attorney-in-fact (the "Shareholders' Agent") for each Shareholder on whose behalf a portion
           -------------------
of the Acquisition Consideration was deposited into escrow, for and on behalf of the Shareholders, to give and receive notices and communications, to authorize delivery to Somera of shares from the Escrow Fund in satisfaction of claims by Somera, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the Shareholders from time to time upon not less than thirty (30) days prior written notice to Somera or in the event of the death or permanent disability of the Shareholders' Agent; provided, that, the Shareholders' Agent may not be removed
                     --------------
or replaced unless holders of a majority interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall not receive compensation for his or her services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Shareholders.

               (ii) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholders on whose behalf the Contingent Acquisition Consideration was contributed to the Escrow Fund shall severally indemnify the Shareholders' Agent and hold the Shareholders' Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of the Shareholders' Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholders' Agent.

               (iii) The Shareholders' Agent shall be entitled to submit a claim to and receive reimbursement from the Escrow Agent out of the Escrow Fund for all reasonable, documented out-of-pocket expenses incurred by the Shareholders' Agent as a result of his or her acting as the Shareholders' Agent, in an aggregate amount not to exceed $10,000. Any expenses or costs incurred by the Shareholders' Agent from which he or she does not receive reimbursement from the Escrow Fund shall be borne by the Shareholders' Agent, unless it is an expense or cost for which such Shareholders' Agent may be reimbursed pursuant to
Section 6.4(h)(ii).

          (j)  Actions of the Shareholders' Agent.  A decision, act, consent or
               ----------------------------------
instruction of the Shareholders' Agent shall constitute a decision of all the Shareholders for whom a portion of the Contingent Acquisition Consideration otherwise issuable to them is deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such Shareholders, and the Escrow Agent and Somera may rely upon any such decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Shareholder. The Escrow Agent and Somera are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

          (k)  Third-Party Claims.  In the event Somera becomes aware of a
               ------------------
third-party claim which Somera believes may result in a demand against the Escrow Fund, Somera shall promptly notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Shareholders who are entitled to a portion of the Contingent Acquisition Consideration in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Somera shall consult with the Shareholders' Agent prior to the settlement of any such claim and discuss with the Shareholders' Agent in good faith any input regarding the claim and potential settlement that the Shareholders' Agent may have prior to any settlement. After such consultation, Somera shall have the right to settle any such claim; provided, however, that except with the consent of the
                       --------  -------
Shareholders' Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under any provision of this Article VI to the amount of any claim by Somera against the Escrow Fund with respect to such settlement to the extent that such amount is consistent with the terms of such settlement.

               (l)  Escrow Agent's Duties.
                    ---------------------

                    (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Somera and the Shareholders' Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                    (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

               (v) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to Somera and the Shareholders' Agent; provided, however, that no such resignation shall become effective until
--------  -------
the appointment of a successor escrow agent which shall be accomplished as follows: Somera and the Shareholders' Agent shall use their best efforts to mutually agree upon a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, Somera shall have the right to appoint a successor escrow agent (subject to the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld). The successor escrow agent selected in the preceding manner shall execute and deliver an instrument accepting such appointment and it shall thereupon be deemed the Escrow Agent hereunder and it shall without further acts be vested with all the estates, properties, rights, powers, and duties of the predecessor Escrow Agent as if originally named as Escrow Agent. Thereafter, the predecessor Escrow Agent shall be discharged for any further duties and liabilities under this Agreement.

         (m)   Fees.  All fees of the Escrow Agent for performance of its duties
               ----
hereunder shall be paid by Somera.

         (n)   Withdrawals from the Escrow Fund. All claims and withdrawals from
               --------------------------------
the Escrow Fund shall be made in Somera Common Stock held in the Escrow Fund. The per share price of Somera Common Stock for all claims or withdrawals from the Escrow Fund shall be the average closing sales price for Somera Common Stock on the NASDAQ for the five (5) trading days immediately preceding the withdrawal from the Escrow Fund. To the extent that claims are made against Somera Common Stock held in Escrow, upon written instruction from the Escrow Agent, Somera shall cancel Somera Common Stock attributable to each such claim. Prior to the termination of the Escrow Period, upon receipt of Somera Common Stock certificates originally provided to the Escrow Agent, Somera shall provide new stock certificates to the Escrow Agent evidencing the total number of shares of Somera Common Stock allocable to each Shareholder upon termination of the Escrow Period.

         (o)   Somera Common Stock Held in the Escrow Fund.  All shares of
               -------------------------------------------
Somera Common Stock held in the Escrow Fund shall be issued and outstanding on the books and records of Somera and shall be in the names of the Shareholders according to their respective proportionate interests in the Escrow Fund. Except for cash dividends, if any, which shall be distributed to the Shareholders according to their respective proportionate interests, all dividends and distributions on Somera Common Stock in the Escrow Fund shall be held in the Escrow Fund. Upon termination of the Escrow, to the extent available such dividends and distributions shall be distributed to the Shareholders according to each such Shareholder's proportionate interest in the Escrow Fund. The Shareholders shall be entitled to vote the shares of Somera Common Stock during the term of the Escrow Fund and shall direct the Escrow Agent as necessary to vote such shares.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

          7.1  Termination. Except as provided in Section 7.2 below, this
               -----------
Agreement may be terminated and the Acquisition abandoned at any time prior to the Effective Time:

               (a)  by mutual consent of the Company and Somera; or

               (b) by Somera or the Company if the Closing has not occurred by October 19, 2000, other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement which are required to be performed at or prior to the Effective Time; or

               (c) by Somera or the Company if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Acquisition; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity which would make the consummation of the Acquisition illegal; or

               (d) by Somera or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity, which would:
(i) prohibit Somera's or the Company's ownership or operation of all or a material portion of the business of the Company or (ii) compel Somera or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Somera as a result of the Acquisition; or

               (e) by Somera if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company, provided, that, if such breach is curable by the Company within twenty
         --------  ----
(20) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Somera may not terminate this Agreement under this Section 7.1(e) unless such breach is not cured within twenty (20) days following notification of such breach to the Company from Somera; or

               (f) by the Company if it is not in breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Somera, provided that, if such breach is curable by Somera within twenty (20) days through the exercise of its reasonable best efforts, then for so long as Somera continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 7.1(f) unless such breach is not cured within twenty (20) days following notice of such breach to Somera by the Company.

     Where action is taken to terminate this Agreement pursuant to this Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

          7.2  Effect of Termination. In the event of termination of this
               ---------------------
Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Somera or the Company, or their respective officers, directors or shareholders; provided,
                                                                  --------
however, that each party shall remain liable for any breaches of this Agreement
-------
prior to its termination; and provided further that, the provisions of Sections
                              -------- -------
4.2, 4.3, 4.4, Article VII and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

          7.3  Amendment. Except as is otherwise required by applicable law,
               ---------
this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

          7.4  Extension; Waiver. At any time prior to the Effective Time,
               -----------------
Somera, on the one hand, and the Company and the Shareholders, on the other hand, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

          8.1  Notices. All notices and other communications required or
               -------
permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one
(1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the address set forth below (or at such other address as a party may designate by ten (10) days' advance written notice to the other party pursuant to the provisions above):

               (a)  if to Somera, to:

               Somera Communications, Inc.
               5383 Hollister Avenue
               Santa Barbara, California 93111
               Attention: Chief Financial Officer
               Facsimile No.: (805) 681-3319

     with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention:  Jeff Saper, Esq.
               Facsimile No.: (650) 493-6811

     (b)       if to the Company, to:

               M.S.I. Communications, Inc.
               7 Waterloo Road
               Stanhope, NJ  07874
               Attn: Jay Van Orden
               Facsimile No.:

     with copies to:

               Harvey & Mortensen
               800 Lancaster Ave., Suite T-2
               Berwyn, PA  19312
               Attn:  Christopher M. Harvey, Esq.
               Facsimile No.:  (610) 688-3977

     and
               Young Conaway Stargatt & Taylor, LLP
               Wilmington Trust Center
               11/th/ Floor
               P.O. Box 391
               Wilmington, DE 19899-0391
               Attn: Craig D. Grear, Esq.
               Facsimile No.: (302) 571-0453

     (c)       if to the Shareholders' Agent, to:

               142 Libertyville Road
               Wantage, N.J. 07461
               Attn: Jay Van Orden
               (973) 702-7228

               (d) if to the Shareholders to the addresses set forth on the signature pages hereto.

               (e)  if to the Escrow Agent, to:

                    U.S. Bank Trust, National Association
                    One California Street, Suite 2550
                    San Francisco, CA 94111
                    Attn: Ann Gadsby
                    Phone: (415) 273-4532
                    Facsimile No.: (415) 273-4591

          8.2  Interpretation. Any reference to the Company's "knowledge" shall
               --------------
mean the actual knowledge of the Company's executive officers after due inquiry, which may be satisfied by consultation with the Company's executive officers and other key personnel as said executive officers or the Company deem appropriate. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          8.3  Counterparts. This Agreement may be executed in one or more
               ------------
counterparts (including by means of telecopier), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

          8.4  Entire Agreement; Assignment. This Agreement, the schedules and
               ----------------------------
Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder except that the Shareholders' Agent and the Escrow Agent shall have the express rights articulated in Article VII hereof; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Somera may assign its rights and delegate its obligations hereunder to its affiliates.

          8.5  Severability. In the event that any provision of this Agreement
               ------------
or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          8.6  Other Remedies. Except as otherwise provided herein, any and all
               --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

          8.7  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court within Santa Barbara, California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

          8.8  Rules of Construction. The parties hereto agree that they have
               ---------------------
been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          8.9  Successors. This Agreement shall be binding upon and inure to the
               ----------
benefit of the parties and their respective successors, heirs and assigns.

     IN WITNESS WHEREOF, Somera, the Company and the Shareholders have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.


                                        SOMERA COMMUNICATIONS, INC.

                                        By:  /S/ DAN FIRESTONE
                                            ----------------------------------
                                             Dan Firestone, President and CEO



                                        M.S.I. COMMUNICATIONS, INC.

                                        By:  /S/ JAY VAN ORDEN
                                            ----------------------------------
                                             Jay Van Orden,
                                             President



                   [STOCK PURCHASE AGREEMENT SIGNATURE PAGE]

                                        The Shareholders:

                                        JAY VAN ORDEN

                                         /S/ JAY VAN ORDEN
                                        ----------------------------------------
                                        Jay Van Orden

                                        50,000 shares


                                        VINCENT J. ADDESA

                                         /S/ VINCE ADDESA
                                        ----------------------------------------
                                        Vincent J. Addesa

                                        50,000 shares


                                        JAMES P. SMITH, JR.

                                         /S/ JAMES SMITH
                                        ----------------------------------------
                                        James P. Smith, Jr.

                                        21,713.3833 shares



                   [STOCK PURCHASE AGREEMENT SIGNATURE PAGE]

                                             M.S.I. COMMUNICATIONS, INC.
                                             EMPLOYEE STOCK OWNERSHIP PLAN



                                              /S/ JAY VAN ORDEN
                                             ----------------------------------

                                             By: Jay Van Orden
                                                 ------------------------------
                                             Title: Trustee



                                              /S/ VINCE ADDESA
                                             ----------------------------------

                                             By: Vince Addesa
                                                 ------------------------------
                                             Title: Trustee




                   [STOCK PURCHASE AGREEMENT SIGNATURE PAGE]

     With respect to the matters set forth in Article VII and Section 1.9 only, the Escrow Agent has caused this Agreement to be signed by its duly authorized representative, as of the date first written above.

                                    __________________________________________

                                    By:  /S/ ANN GADSBY
                                        --------------------------------------

                                    Name: Ann Gadsby
                                         -------------------------------------

                                    Title: Vice President
                                          ------------------------------------

                                      -3-